EXHIBIT 99.1

           SJW CORP. (AMEX: SJW) ANNOUNCES FIRST QUARTER
                        FINANCIAL RESULTS

        SAN JOSE, CA, April 28, 2005 - SJW Corp. (AMEX:SJW) basic earnings per common share for the quarter ended March 31, 2005 were $0.29, compared to $0.19 for the same quarter in 2004.

        Operating revenue for the first quarter was $33,306,000 versus $31,063,000 for the same period in 2004, representing an increase of $2,243,000 or 7%. Approximately $3,911,000 of the total revenue increase was primarily attributable to cumulative rate increases and $135,000 was due to new customers. The revenue increase was offset by $1,531,000 decrease due to lower customer demand and reduced parking revenue of $143,000 and a $129,000 decrease resulting from other sources.

        Total water production costs for the first quarter of 2005 consisting of purchased water, power and pump taxes, decreased $151,000, or 1% from the first quarter of 2004. The decrease was primarily attributable to reduced water production costs of $1,516,000 due to lower customer demand, partially offset by increases in the cost of purchased water and pump tax of $752,000, reduced surface water availability of $574,000 and higher energy prices of $39,000.

        Total quarterly operating expenses for the first quarter of 2005, excluding water production costs and income taxes, increased $823,000 or 3% from 2004. The increases consisted principally of: $166,000 in employee benefits costs, $138,000 in legal and accounting fees, $630,000 in depreciation expense on added utility plant, offset by decreases in business liability insurances of $108,000. Income tax expense for the first quarter of 2005 was higher than the same period of 2004 due to higher earnings.

        For the three months ended March 31, 2005, other comprehensive loss included $2,777,000 due to a decrease in the market value of the investment in California Water Service Group.

        The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.2675 per share. The dividend is payable on June 1, 2005 to shareholders of record on May 9, 2005.

        SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San
Jose Water Company, provides water service to a population of approximately one million people in San Jose and nearby communities.

This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.







                                SJW Corp.
  Condensed Consolidated Statements of Income and Comprehensive Income
                               (Unaudited)
               (thousands of dollars, except share data)

                              THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                    MARCH 31             MARCH 31
                                 2005      2004       2005        2004
                             -----------------------------------------
OPERATING REVENUE             $33,306    $31,063   $169,154   $153,546
OPERATING EXPENSE:
  Operation:
    Purchased water             7,012      6,510     41,722     37,170
    Power                         671        814      5,369      5,373
    Pump taxes                  2,611      3,121     21,263     18,983
    Other                       7,739      7,559     30,356     29,433
  Maintenance                   2,038      2,108      8,604      8,060
  Taxes, other than income      1,412      1,329      5,398      5,125
  Depreciation & amortization   5,023      4,393     19,111     15,877
  Income taxes                  1,920      1,244     12,319     10,349
                              -------     ------    -------    -------
    Total operating expense    28,426     27,078    144,142    130,370
                              -------     ------    -------    -------
OPERATING INCOME                4,880      3,985     25,012     23,176

Interest on ltd and other      (2,199)    (2,211)    (4,319)   (8,008)
                              -------    -------    -------    -------
NET INCOME                     $2,681      1,774    $20,693    15,168
                              =======    ========   ========   ======
Other comprehensive income
  (loss), net                  (2,777)       578      3,570     1,249
                              --------   -------    -------    ------
COMPREHENSIVE INCOME (LOSS)      ($96)     2,352    $24,263    16,417
                              ========   =======    =======    ======
Earnings per share
   -Basic                       $0.29      $0.19      $2.26     $1.66
   -Diluted                     $0.29      $0.19      $2.25     $1.66

Comprehensive income (loss)
  per share
   -Basic                      ($0.01)     $0.26      $2.66     $1.80
   -Diluted                    ($0.01)     $0.26      $2.64     $1.79

Dividend per share              $0.27      $0.25      $1.03     $0.98
  - Basic                   9,135,513  9,135,441  9,136,621  9,135,441
  - Diluted                 9,220,969  9,187,890  9,205,695  9,161,588







                                SJW Corp.
                 Condensed Consolidated Balance Sheets
                               (Unaudited)
                         (thousands of dollars)

                                              March 31    December 31
                                                  2005           2004
ASSETS                                        --------     ----------
Utility Plant                                 $630,400       $619,590
Less accumulated reserve                       194,618        189,221
                                              --------       --------
     Net utility plant                         435,782        430,369
Nonutility property, net                        35,158         35,154
Less accumulated reserve                         3,340          3,167
                                              --------        -------
     Net nonutility property                    31,818         31,987
CURRENT ASSETS:
  Cash and equivalents                          13,639         10,899
  A/R & accrued utility revenue                 14,895         15,260
  Prepaid expenses and other                     1,809          2,211
                                              --------        -------
    Total current assets                        30,343         28,370
OTHER ASSETS:
  Investment in Cal Water                       36,705         41,413
  Debt issuance costs                            3,259          3,300
  Goodwill                                       1,744          1,744
  Regulatory assets                              8,174          8,064
  Intangible pension asset                       4,357          4,357
  Other                                          2,606          2,548
                                              --------        -------
                                                56,845         61,426
                                              --------        -------
                                              $554,788       $552,152
                                              ========       ========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                $  9,516          9,516
  Additional paid-in capital                    14,763         14,306
  Retained earnings                            148,763        148,525
  Accumulated other comprehensive income         9,566         12,344
                                              --------        -------
  Shareholders' equity                         182,608        184,691
  Long-term debt                               143,604        143,604
                                              --------        -------
    Total capitalization                       326,212        328,295
CURRENT LIABILITIES:
  Current portion of long-term debt                208            275
  Pump tax and purchased water                   3,173          3,856
  Purchased power                                  825            848
  Accounts payable                               4,341            870
  Accrued interest                               2,203          3,619
  Accrued taxes                                  2,710            890
  Accrued payroll                                1,435          1,066
  Work order deposit                               694            773
  Other current liabilities                      2,712          3,154
                                               -------        --------
  Total current liabilities                     18,301         15,351
DEFERRED INCOME TAXES AND CREDITS               49,904         51,422
ADVANCES AND CONTRIBUTIONS                     146,428        143,906
OTHER NONCURRENT LIABILITIES                    13,943         13,178
                                               -------        -------
                                              $554,788       $552,152
                                              ========       ========